                                                                   Exhibit 10.33

                           KOPPERS INDUSTRIES, INC.
                       2001 - MANAGEMENT INCENTIVE PLAN
                       --------------------------------

Purpose:
--------
The purpose of the Koppers Industries Management Incentive Plan is three fold:

     .    To attract, motivate and retain key members of our management team.

     . To stimulate these employees to use their innate creativity and entrepreneurial thinking in carrying out the responsibilities of their present assignments.

     . To enhance the business growth and profitability of the Company by providing those charged with leadership roles with an opportunity for additional compensation based upon their contributions to the achievement of the business goals of the Company.

Incentive Plan Goals:
---------------------
     .    To align our management team's goals with those of our shareholders.

     . To foster a spirit of teamwork and mutual supportiveness among key management members by emphasizing the importance of division performance and individual contributions made to the Company as a whole.

     . To reinforce the TQM principle of continual improvement and tie management compensation to continual improvement of company profitability and the creation of shareholder value.

     . To encourage a sustained high level of personal performance among all Plan participants and to provide additional motivation for them to remain with the Company on a long-term basis as key members of our management team.

Incentive Plan Threshold Events:
--------------------------------
     . Any payments under this incentive plan will be subject to Koppers Industries compliance with its loan commitments including interest obligations and scheduled repayment of debt.

     . The participant's job performance during the period in question must meet acceptable standards and be in accordance with Company policy.

Incentive Pool Formulas:
------------------------
Corporate Incentive Pool - For participants in the Corporate Senior Management incentive pool, the incentive funding formula will be:

          1% of growth in EBITDA times 5 minus annual net debt.

               Note:  Actual formulas and sample calculations based on 2001
               ----   program performance levels are attached.


Payout Procedure:
-----------------
Any incentive payments will be paid in cash early in the year following the close of the program year after all of the following:

     . The Division General Manager and Chief Executive Officer have had sufficient opportunity to review the performance of the participant during the Plan year.

     . The Chief Executive Officer has recommended allocations from the incentive pool to incentive plan participants.

     . The Human Resources and Compensation Committee of the Board of Directors has received, reviewed and approved the audited incentive payment proposals.

     . Any undistributed funds in the incentive pool will be transferred to an incentive bank that can be paid out in future years at the discretion of the Chief Executive Officer.

Administrative Notes:
---------------------
     . If a Plan participant voluntarily terminates his/her employment during the course of the year no payment shall be made under the terms of
                                 --
          this plan.

     . If a Plan participant terminates his/her employment involuntarily during the course of the year, payment of a pro-rated share of the incentive award to which he/she would otherwise be entitled at year-end will be subject to the discretion of the President of Koppers Industries, Inc.

     . If a Plan participant retires during the course of the year, payment of a pro-rated share of the incentive award to which he/she should otherwise be entitled at year-end will be subject to the discretion of the President of Koppers Industries, Inc.

     . If a Plan participant dies during the course of the year, a pro-rated share of the incentive award to which he/she would have been entitled will be paid to the named beneficiary early in the following year.